SUBLEASE
THIS SUBLEASE (this Sublease”) is made as of the _22 day of March, 2013, by and between ALOT, INC. (F/K/A MIVA DIRECT, INC., a Delaware corporation having an address at 143 Varick Street Street, New York, New York 10013 (“Sublandlord”), and SHOPKEEP.COM, INC., a Delaware corporation, having an office at 55 Broad Street, 9th floor, New York, NY 10004 (“Subtenant”).
W I T N E S S E T H
WHEREAS, Sublandlord rents from The Rector, Church of Wardens and Vestrymen of Trinity Church in the City of New York, as landlord, certain premises comprising 14,208 rentable square feet on the entire second (2nd) floor in the building known as 143 Varick Street, New York, New York 10013 (“Building”) and which premises are more particularly described on Exhibit A attached hereto and made a part hereof (the “Premises”), under that certain Lease dated as of February 29, 2000 (the “Original Lease”), between The Rector, Church of Wardens and Vestrymen of Trinity Church in the City of New York, as landlord (“Landlord”), and Comet Systems, Inc. (“Comet”), as tenant, as modified by Agreement dated as of August 8, 2000 (the “First Modification”), between Landlord and Comet, and Comet assigned all of its right, title and interest in and to the Original Lease and First Modification to Haley Acquisition Corp., and Haley Acquisition Corp. assumed all of Comet’s obligation and duties under the Original Lease and First Modification, by Assignment dated as of March 22, 2004 (the “Assignment”), and Haley Acquisition Corp. merged with Comet by Certificate of Merger dated March 22, 2004 and filed Secretary of State of the State of Delaware on April 13, 2004, and Haley Acquisition Corp. changed its name to Comet by Certificate of Amendment dated April 2, 2004 and filed with the Secretary of State of the State of Delaware on April 13, 2004, and Comet changed its name to Miva Direct, Inc. by Certificate of Amendment dated June 6, 2005 and filed with the Secretary of State of the State of Delaware on June 7, 2005, and the Original Lease and First Modification, were further modified and extended by Lease Modification and Extension Agreement dated as of February 23, 2006 (the “Second Modification”), between Landlord and Miva Direct, Inc., and Miva Direct, Inc. changed its name to Alot, Inc. by Certificate of Amendment dated June 3, 2009 and filed with the Secretary of State of the State of Delaware on June 3, 2009 (the Original Lease, as modified, amended, assigned and extended by the First Modification, the Assignment and the Second Modification is sometimes hereinafter referred to collectively, as the “Master Lease”);
WHEREAS, a redacted but otherwise true and complete copy of the Master Lease has been delivered to Subtenant and Subtenant hereby acknowledges receipt thereof;
WHEREAS, Sublandlord herein represents and warrants as follows:

a.
the Master Lease is in full force and effect, neither Landlord nor Sublandlord is in default thereunder and neither party has sent or received any notices of default hereunder within the prior twelve (12) months from the date of this Sublease;

b.	there are no rights or options to terminate the Master Lease held by either of Landlord or Sublandlord thereunder;

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c.	No premises in the Building are leased under the Master Lease by Sublandlord other than the Premises.

d.
Electricity is currently provided to and paid for by Sublandlord on a submetered basis under the Master Lease and a working electric submeter is currently installed at the Premises and Sublandlord is only liable, and Subtenant, shall only be liable, for its electricity consumption used at the Premises only (and not any other portion of the Building), with an eight percent (8.0%) administrative fee payable thereon.

e.
With respect to Paragraph 12 of the Second Modification the unredacted number showing the new demolition payment allowance is $123,750.00. Sublandlord hereby assigns to Subtenant any and all rights Sublandlord has in and to any such demolition payment allowance payable by Landlord to Sublandlord in accordance with Article 11 of the Original Lease and Paragraph 12 of the Second Modification.

WHEREAS, Subtenant desires to rent and sublease the Premises from Sublandlord, on the terms and conditions more specifically set forth herein.
NOW, THEREFORE, in consideration of the covenants and agreements contained herein, and the sum of Ten and 00/100 Dollars ($10.00), and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Sublandlord and Subtenant agree as follows:
SECTION 1.    Demise and Description of Property.    Sublandlord hereby rents to Subtenant, and Subtenant hereby hires from Sublandlord, on and subject to the terms, conditions, and covenants hereinafter set forth, and subject to all the terms and conditions of the Master Lease and all rights and interests of Landlord thereunder (unless otherwise specifically provided herein), the Premises and any and all appurtenant rights and privileges that Sublandlord may have under the terms of the Master Lease, and except as otherwise expressly provided herein, the terms and conditions of the Master Lease are incorporated herein.
SECTION 2.    Term.    (a)    Subject to the provisions of Section 2(b) of this Sublease, the term of this Sublease (the “Sublease Term”) shall commence as of the later of the following dates: (x) the date on which a fully-executed copy of this Sublease is delivered by Sublandlord to Subtenant and (y) the date that Landlord executes a written consent to this Sublease as required by the Master Lease (the “Commencement Date”), and shall end on January 30, 2016, or on such earlier date upon which the said term may expire or be terminated pursuant to any of the conditions of limitation or other provisions of this Sublease, or on any such date on which the Master Lease is terminated pursuant to its express terms and conditions (the “Expiration Date”).
(b)     Sublandlord shall deliver vacant, broom-clean and lien free possession of the Premises to Subtenant on the Commencement Date, subject to Section 4(c) below.
(c)    Notwithstanding anything contained in this Sublease, this Sublease is contingent upon the consent of this Sublease by the Landlord as required by the Master Lease.

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SECTION 3.    Rent.    (a)    Subtenant shall pay to Sublandlord, in legal tender by either wire transfer to Sublandlord’s bank account provided to Subtenant or by check sent by mail to Sublandlord’s address at 143 Varick Street, New York, New York 10013(or such other location as Sublandlord shall specify in a written notice to Subtenant) rent in the amount of $48,544.00 per month (which is equal to $41.00 per rentable square foot and $582,528.00 annually) (the “Base Rent”)
(b)    Subtenant shall pay Base Rent to Sublandlord on the first (1st) day of each calendar month during the Sublease Term. If the Commencement Date is other than the first day of a calendar month, then the Base Rent for the calendar month in which the Commencement Date occurs shall be prorated on a per diem basis. Subtenant’s failure to pay Base Rent when due shall entitle Sublandlord to exercise any of the Landlord’s rights and remedies for the failure to pay Base Rent as set forth in Articles 24, 25 and 26 of the Master Lease. Notwithstanding anything contained in this Sublease, Subtenant shall be bound by all of the terms and provisions of this Sublease from the Commencement Date.
(c)    Notwithstanding anything contained herein to the contrary, Subtenant shall be entitled to a credit against the Base Rent in the amount of $97,088.00 (the “Rent Credit”) with $48,544.00 to be applied to the Base Rent due on the first (1st) full calendar month following the Commencement Date and $24,272.00 to be applied to the rent due on each of the second (2nd) and third (3rd) full calendar months following the Commencement Date and Subtenant shall thereafter be required to pay the full monthly Base Rent hereunder from and after the first (1st) day of the fourth (4th) full calendar month after the Commencement Date. If the Commencement Date falls on a day other than the first (1st) calendar day of a calendar month, the Rent Credit shall be applied to the Base Rent commencing on the first (1st) full calendar month of the Sublease Term and Subtenant shall pay Sublandlord on the Commencement Date the per diem prorated portion of the Base Rent for the month in which the Commencement Date occurs.

(d)    On or before the Commencement Date, Subtenant shall deliver the sum of $48,544.00 to Sublandlord, representing the advance payment of the balance of the Base Rent due on the first (1st) day of the second (2nd) and third (3rd) full calendar months after the Commencement Date over and above that portion of the Rent Credit to be applied to the Base Rent for such months. Notwithstanding, anything to the contrary contained herein, Subtenant shall not be required to make another monthly payment of Base Rent hereunder until the first (1st) day of the fourth (4th) full calendar month after the Commencement Date, subject to the provisions of Section 3(c), and thereafter Subtenant shall make the monthly payments of Base Rent in accordance with Section 3(a) of this Sublease.
(e)    Subtenant shall pay to Sublandlord, Tenant’s Proportionate Share of any increase in Real Estate Taxes for the Building above the Base Taxes for the Building, as additional rent, in accordance with Article 30 of the Master Lease, except that for purposes of this Sublease, the Base Year (as defined in the Master Lease) for the purposes of determining Subtenant’s liability under Article 30 of the Master Lease shall be the New York City fiscal year commencing July 1, 2013 through June 30, 2014. Tenant’s Proportionate Share is .5622 as set forth in Section 3b. of the Second Modification.

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(f)    In lieu of any Percentage Escalation, Expense Payments or other operating expense pass throughs and CPI increases, all of which are herein deemed inapplicable and waived for this Sublease (other than increase in Real Estate Taxes as provided in Section (e) above), Subtenant shall pay to Sublandlord, as additional rent, annual increases in Base Rent in an amount equal to two and twenty-five hundredths percent (2.25%) above the prior year’s Base Rent amount as the same may be increased each year by said two and twenty-five hundredths percent (2.25%), commencing on the first (1st) day of the thirteenth (13th) full calendar month after the Commencement Date, which increases shall be payable during each subsequent twelve (12) month period during the term of this Sublease.
(g)    Notwithstanding anything contained in subsections (e) and (f) of this Section 3, Subtenant shall not be required to pay any increases under such subsections for the first twelve (12) full calendar months during the term of this Sublease. For increases in Real Estate Taxes, no increases shall be payable by Subtenant until, at the earliest, July 1, 2014, when the Base Year expires.
SECTION 4.    Use and Condition.    (a)    Subtenant will occupy and use the Premises solely for general, administrative and executive offices and for any other uses permitted by the Master Lease. Subtenant acknowledges and agrees that it is familiar with the building of which the Premises is a part (the “Building”), Landlord, and the management, operation and services provided by Landlord, and will accept the Premises in an “as is” condition, except as specifically set forth herein. Subtenant further acknowledges and agrees that, except as set forth herein, Sublandlord has made no representations or undertakings to Subtenant with respect to the condition of the Premises.
(b)    Subtenant further agrees that in the event Sublandlord is required to make any alterations or additions to the Premises under the Master Lease in order to comply with applicable zoning and building regulations or otherwise, Sublandlord will pay all costs of such required alterations or additions.
(c)    Sublandlord shall leave those items of furniture, fixtures and equipment currently located in the Premises for which Subtenant has advised Sublandlord that Subtenant wishes to use at the Premises during the Sublease Term as set forth on Exhibit “B” annexed hereto (collectively, the “Subtenant Property”). Sublandlord shall have no obligation to repair or replace any item of furniture and equipment from and after the Commencement Date. Title and ownership to the Subtenant Property is hereby transferred to Subtenant as of the Commencement Date of the Sublease Term for a cost of $10.00 and no portion of the Base Rent or additional rent payable by Subtenant hereof is attributable to any of the Subtenant Property, and at the expiration of the Sublease Term, Subtenant shall be responsible for removing such Subtenant Property from the Subleased Premises in accordance with the terms and conditions of the Master Lease. On the Expiration Date, Subtenant shall leave the Premises broom clean and free of any furniture, trade fixtures or equipment.
(d)    Notwithstanding anything contained herein, Subtenant shall have no obligation or responsibility to remove, repair or restore any alterations, installations or equipment installed or made by Sublandlord prior to the Commencement Date.

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SECTION 5.    Assignment, Transfer or Subletting.    Subtenant shall not (1) assign, sublet, transfer, mortgage, pledge, hypothecate or encumber, or subject to, or permit to exist upon or be subjected to, any lien or charge upon the Premises, this Sublease or any interest therein, except as expressly provided in and pursuant to the terms and conditions of the Master Lease, or (2) permit the use or occupancy of the Premises or any part thereof for any purpose not provided for under Section 4 of this Sublease or by any person or entity other than Subtenant.
The provisions of Article 17 of the Master Lease shall be deemed to benefit the Subtenant hereunder.
SECTION 6.    Compliance with Master Lease.    (a)    This Sublease and all rights and interests of Subtenant hereunder shall be subject and subordinate to the Master Lease. . The rights and obligations of Landlord under the Master Lease with respect to any part or all of the Subleased Premises shall not be in any way affected or modified by this Sublease. Except for Articles 1, 22, 29, 30 (expect as amended hereby), 39, 45 and 46 and Exhibits A, Exhibit C, Exhibit D and Exhibit E of the Master Lease, Article 1 through 10 of the First Modification and Article 3b, Article 4, the 2nd subparagraph (other than the 1st sentence thereof) of Section 5a. Sections 8 and 11 of the Second Modification, Subtenant shall be bound by, and covenants and agrees to perform and comply with, all of the terms, provisions, covenants and conditions of the Master Lease (excepting, however, those terms, provisions, covenants and conditions which are inconsistent with the agreements and provisions of this Sublease) applicable to Sublandlord or the Premises, or the use and occupancy thereof with each reference therein to (i) “Landlord” and “Tenant” to be deemed to refer to Sublandlord and Subtenant, respectively, (ii) “Rent” or “rent” to be deemed to be the Base Rent set forth in Section 3 hereof, (iii) “Term” to be deemed to refer to the Sublease Term, and (iv) the “Lease” to be deemed to refer to this Sublease.
(b)    Subtenant shall not do, suffer or permit anything to be done which would result in a default under the Master Lease, or cause the Master Lease to be terminated or Sublandlord to suffer or incur any liability, loss, cost, expense or damage. Subtenant agrees to comply with all rules and regulations which may be adopted by Landlord with respect to the Premises or the Building. Subtenant shall be required at its sole cost and expense to obtain the consent of Landlord with respect to any matter or thing required by Subtenant during the term of this Sublease which requires Landlord’s consent under the Master Lease. Any consent of Landlord automatically shall be deemed the consent of Sublandlord. In the event Sublandlord shall receive written notice from Landlord of an alleged default caused by Subtenant under the Master Lease with respect to the Premises, except for a default arising from Sublandlord’s failure to pay Rent or additional rent under Article 1 of the Master Lease, and Escalations under Article 30 of the Master Lease, Sublandlord shall give written notice of such default to Subtenant and Subtenant shall immediately undertake any and all actions required to cure such alleged default. In the event Subtenant fails to undertake such action within the applicable cure or grace periods set forth in Section 12 hereof, in addition to and without waiving any other legal or equitable remedies Sublandlord may have with respect thereto, Sublandlord may elect to enter the Premises pursuant to applicable legal proceedings and take such action and to incur such costs, fees and expenses as Sublandlord shall deem necessary or desirable to cure such alleged default. In the event of a default under the Master Lease continuing beyond any applicable cure or grace period which is caused by Subtenant, Subtenant covenants and agrees

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to immediately pay Sublandlord any reasonable, out of pocket costs, fees and expenses actually incurred by Sublandlord in connection with such default or the cure thereof.
SECTION 7.    Sublandlord’s Obligations.    (a)    Except as set forth below, Sublandlord’s sole obligation, with respect to any work, repairs, repainting, restoration and services at or for the benefit of the Premises or the Building (including without limitation heating, air conditioning, utilities, elevators, parking, janitorial and all other services necessary or convenient to the occupancy or use of the Premises (“Services”)) or the performance of any other obligations required of the Landlord under the Lease, shall be to request Landlord to perform the same for Subtenant and to enforce such obligations of Landlord with due diligent efforts; and Sublandlord shall have no responsibility or liability to Subtenant hereunder to make or perform any work, repairs, repainting, restoration or to provide any services to the Premises or to otherwise perform any obligations of Landlord under the Master Lease. Subtenant hereby expressly waives and releases any right or claim which it now or at any time might otherwise have against Sublandlord, with respect to any matter or thing which is the responsibility or obligation of Landlord under the Master Lease, except that where Subtenant shall notify Sublandlord that Landlord is not supplying Subtenant with Services, or performing its obligations under the Master Lease, Sublandlord shall promptly request and enforce such obligations of Landlord using due diligent efforts that Landlord provide such Services or perform such obligations and Sublandlord shall deliver a copy of such request to Subtenant contemporaneously therewith.
(b)    Subtenant shall have the right, at its sole cost and expense, to enforce Sublandlord’s rights with respect to Services and obligations required to be performed by Landlord for the Premises and shall execute any such documents and pleadings as may be requested by Subtenant with regard to same, in Sublandlord’s name or in Subtenant’s name as agent for Sublandlord, provided, however, that Subtenant shall indemnify and hold harmless Sublandlord from and against all actual liabilities, losses claims, demands, penalties, damages or reasonable expenses which Sublandlord may incur or suffer by reason of such action, except any such liability, loss, claim, demand, penalty, damage or expense which Sublandlord incurs or suffers as a result of Sublandlord’s intentional misconduct or negligence. Sublandlord agrees to cooperate with Subtenant in such action and shall execute any and all documents reasonably required in furtherance of such action. If and to the extent that Sublandlord may be required to pay Landlord for any such work or services, Subtenant shall pay, or reimburse Sublandlord for the payment of, all or such portion thereof as shall be for the benefit of the Subtenant, within thirty (30) days after receipt by Subtenant of Landlord’s or Sublandlord’s statement therefor; it being understood and agreed that any work or Services required by Subtenant in addition to that which Landlord is required to provide under the Master Lease, if any, shall be deemed to be one hundred percent (100%) for the benefit of Subtenant, unless Sublandlord and Subtenant shall have agreed in writing to a different allocation before the time that Landlord shall be requested to provide such additional service or to perform such additional work. Except as set forth in the Master Lease or pursuant to applicable law, failure by the Landlord to furnish Services or perform any work or obligation under the Master Lease, or any cessation thereof, to any extent, shall not be construed to be an eviction of Subtenant, nor function as an abatement of Rent, nor relieve Subtenant from fulfillment of any covenant or agreement hereof, except to the extent that the Sublandlord shall be relieved of such corresponding obligation under the Master Lease. Sublandlord shall not do, suffer or permit anything to be done which would result

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in a default under the Master Lease, or cause the Master Lease to be terminated or Subtenant to suffer or incur any liability, loss, cost, expense or damage. Sublandlord shall indemnify and hold harmless Subtenant from and against all actual liabilities, losses claims, demands, penalties, damages or reasonable expenses which Subtenant may incur or suffer by reason of Sublandlord’s default under the Master Lease, except any such liability, loss, claim, demand, penalty, damage or expense which Subtenant incurs or suffers as a result of Subtenant’s acts or omissions. Sublandlord agrees to cooperate with Subtenant in such action and shall execute any and all documents reasonably required in furtherance of such action. Subtenant shall indemnify and hold harmless Sublandlord from and against all actual liabilities, losses claims, demands, penalties, damages or reasonable expenses which Sublandlord may incur or suffer by reason of Subtenant’s default under this Sublease or the Master Lease as incorporated herein, except any such liability, loss, claim, demand, penalty, damage or expense which Sublandlord incurs or suffers as a result of Sublandlord’s acts or omissions. Subtenant agrees to cooperate with Sublandlord in such action and shall execute any and all documents reasonably required in furtherance of such action.
SECTION 8.    Alterations and Signage.    (a)    Subtenant shall not make any alterations, decorations, installations, additions or improvements of any kind to the Premises (“Alterations”) without obtaining the express prior written consent of Sublandlord and Landlord thereto, which shall not be unreasonably withheld, conditioned or delayed and shall be given in accordance with applicable provisions of the Master Lease. Any and all Alterations made with such consent shall be at the sole cost and expense of Subtenant. Without limiting the generality of the foregoing, Subtenant shall provide all drawings, plans, specifications, permits and other items required by Landlord under the Master Lease or reasonably required by Sublandlord in connection with this Sublease regarding such Alterations. All Alterations shall be done in accordance with applicable provisions of the Master Lease, including Article 4 thereof. So long as Landlord consents to or approves any Alterations requested by Subtenant, Sublandlord shall not withhold its consent or approval of such Alterations.
(b)    Notwithstanding the foregoing, the parties agree that if Landlord fails to consent in writing to (i) this Sublease within days following Subtenant’s submission to Sublandlord of an executed copy of this Sublease, Subtenant shall have the right to immediately terminate this Sublease, in which event this Sublease shall be of no further force and effect and the parties shall have no further rights, duties or obligations hereunder, and thereafter Sublandlord promptly shall return Subtenant’s Security Deposit and the initial Base Rent payment to Subtenant within three (3) business days after the date on which such termination becomes effective.
(c)    Sublandlord shall remove its signage from the door of the Premises and the awning at Sublandlord’s sole cost and expense and Subtenant shall have the right to install or place its name and/or signage thereon, subject to and in accordance with the terms and provisions of the Master Lease.
SECTION 9.    Waiver of Claims and Indemnity.    (a)    To the extent not expressly prohibited by law, and except to the extent caused by or resulting from the negligence or intentional misconduct of Landlord, Sublandlord, its officers, directors, agents, servants and employees, Subtenant releases Sublandlord from, and waives all claims for, damages to any person or property

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sustained by Subtenant or by any of its employees, agents, or invitees at the Premises or the Building, or by any other person (except for Sublandlord, its officers, directors, agents, servants and employees), resulting directly or indirectly from fire or other casualty, or any existing or future condition, defect, matter or thing in the Premises, the Building or any part thereof, or from any equipment or appurtenance therein, or from any accident in or about the Premises or the Building, or from any act or neglect of Landlord or any tenant or other occupant of the Building or of any other person (except for Sublandlord, its officers, directors, agents, servants and employees).
(b)    All personal property belonging to Subtenant or any other person that is in the Premises, as well as Sublandlord Property, shall be there at the risk of Subtenant or other person only and Sublandlord shall not be liable for any damage thereto or theft or misappropriation thereof, except to the extent caused by or resulting from the negligence or intentional misconduct of Landlord, Sublandlord, its officers, directors, agents, servants and employees. To the extent not expressly prohibited by law, Subtenant agrees to defend, indemnify and hold Sublandlord harmless from and against any and all loss, cost, expense, claims, damages and liabilities, including reasonable attorneys’ fees and expenses, which may be asserted or which Sublandlord may suffer or incur by reason of Subtenant’s occupancy or use of the Premises, or the conduct of its business, or any activity, work, or thing done, permitted or suffered by Subtenant in or about the Premises, or any breach or default on the part of Subtenant in the performance of any covenant or agreement on the part of Subtenant to be performed pursuant to the terms of this Sublease or due to any negligent act or omission of Subtenant, its agents, servants or employees, except for such damages and claims by reason of Sublandlord’s acts or omission and except to the extent caused by or resulting from the negligence or intentional misconduct of Landlord, Sublandlord, its officers, directors, agents, servants and employees.
SECTION 10.    Interest.    Subtenant shall pay Sublandlord interest on all amounts not paid when due herein at the rate equal to five percent (5.0%) per annum from the due date thereof until paid.
SECTION 11.        Holdovers.    In the event Subtenant shall holdover after expiration or termination of this Sublease without the written consent of Sublandlord or Landlord, Subtenant shall be responsible to Landlord for any and all sums due and payable by Sublandlord under the Master Lease, including without limitation, Article 27. thereof.
SECTION 12.    Default.    (a)    If Subtenant shall default in fulfilling any of the terms, covenants, or agreements hereof, or of the Master Lease as herein incorporated, and such default shall not have been remedied (or proper corrective measures to cure such default not commenced) within the time period set forth in the Master Lease after written notice from Sublandlord for (each a “Subtenant Default”), then Sublandlord may treat any such Subtenant Default as a breach of this Sublease, and Sublandlord may give Subtenant five (5) days notice of intention to end the term of this Sublease. At the end of said five (5) days, Sublandlord shall have, and at its option may exercise, any one or more of the remedies described in Articles 24, 25 and 26 of the Master Lease, in addition to all other rights and remedies provided at law or in equity.
(b)    The rights and remedies given to Sublandlord hereunder are and shall be deemed to be cumulative, and the exercise by Sublandlord at any time of one or more rights or

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remedies shall not be deemed to prevent an election excluding the exercise by Sublandlord at any other time of a different or inconsistent right or remedy as shall be given to Sublandlord by the terms hereof, or by law, and the mention in this Sublease of any specific right or remedy shall not preclude Sublandlord from maintaining any action to which it may otherwise be entitled either at law or in equity.
SECTION 13.    Waiver of Breach.    The failure of Sublandlord at any time to insist in any one or more instances upon a strict performance of any covenant of this Sublease or to exercise any right, remedy, or option herein granted or established by law, shall not be construed as a waiver or a relinquishment for the future exercise of such covenant, right, remedy, or option, but the same shall continue and remain in full force and effect, and if any breach shall occur and afterwards be compromised, settled or adjusted, this Sublease shall continue in full force and effect as if no breach had occurred unless otherwise agreed. The receipt and acceptance by Sublandlord of Rent, and the payment by Subtenant of Rent, with knowledge of the breach of any term, covenant or condition hereof, shall not be deemed a waiver of such breach, and no waiver by Sublandlord or Subtenant, as the case may be, of any provision hereof shall be deemed to have been made unless (and then only to the extent) expressed in writing and signed by Sublandlord or Subtenant, as the case may be.
SECTION 14.    Notices.    Except as otherwise provided in this Sublease, any bill, statement, notice or communication which Sublandlord may desire or be required to give Subtenant, shall be deemed sufficiently given if in writing and either delivered personally, mailed, postage prepaid, by certified mail, return receipt requested or sent by reputable overnight courier service (i.e., Federal Express or UPS Next Day Air) for next day delivery with shipping charges prepaid, to Subtenant at the Premises or to such other address as Subtenant may in writing from time to time designate. Any notice which Subtenant may desire or be required to give Sublandlord shall be deemed sufficiently given if in writing and either delivered personally, mailed to Sublandlord, postage prepaid, by certified mail, return receipt requested, or sent to Sublandlord by reputable overnight courier service (i.e., Federal Express or UPS Next Day Air) for next day delivery with shipping charges prepaid, addressed to Sublandlord at the address first set forth above or such other place as Sublandlord from time to time designates by written notice to Subtenant. Any notices given hereunder shall be deemed delivered when the return receipt is signed or refusal to accept the notice is noted or one day after the notice is sent if sent by overnight courier service.
SECTION 15.    Insurance.    Subtenant shall procure and keep in force at its own expense during the Sublease Term the insurance required by Article 32 of the Master Lease.
SECTION 16.    Brokerage.    Subtenant and Sublandlord represent and warrant to each other that they have dealt with no brokers, agents or persons in connection with this transaction, other than Newmark Knight Frank & Studley, Inc. (collectively, the “Broker”) and Subtenant and Sublandlord covenant and agree to indemnify and hold harmless each other from and against any claims by any broker, agent or person, other than Broker, claiming a commission or other form of compensation by virtue of having dealt with the indemnifying party with regard to this sublease transaction or any liability arising from the inaccuracy of the representations in this Section 16. Sublandlord shall pay the commissions of the Broker in accordance with a separate written

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agreement between Sublandlord and Broker. The provisions of this Section 16 shall survive the termination of this Sublease and the Master Lease as incorporated herein.
SECTION 17.    Successors and Assigns.    This Sublease shall be binding upon and inure to the benefit of the successors and assigns of Sublandlord, and shall be binding and inure to the benefit of Subtenant, its successors and such assigns as may be provided for in this Sublease.
SECTION 18.    Governing Law.    This Sublease shall be governed by and construed in accordance with the laws of the State of New York.
SECTION 19.    Captions.    The captions in this Sublease are for convenience only and shall in no way be deemed or construed to define, limit, describe or amplify the scope of this Sublease nor the intent or meaning of any provision hereof.
SECTION 20.    Severability.    If any clause or provision of this Sublease is or becomes illegal, invalid, or unenforceable because of present or future laws or any rule or regulation of any governmental body or entity, effective during the term of this Sublease, the intention of the parties hereto is that the remaining parts of this Sublease shall not be affected thereby.
SECTION 21.    Superior Title; Quiet Enjoyment.    (a)    Subtenant recognizes and agrees that Sublandlord’s and Landlord’s titles, respectively, are and always will be paramount to the title of Subtenant, and under no circumstances shall Subtenant be empowered to do any act which can, shall or may encumber Sublandlord’s or Landlord’s title.
(b)    The covenant of quiet enjoyment as provided in Article 28 of the Master Lease shall be deemed to be for the benefit of Subtenant hereunder and shall be deemed granted herein by Landlord and Sublandlord.
SECTION 22.    No Recording.    Neither this Sublease nor any memorandum of the same shall be recorded.
SECTION 23.    Complete Agreement; Amendments.    There are no oral agreements between the parties hereto affecting this Sublease and this Sublease supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between the parties hereto with respect to the subject matter of this Sublease. There are no representations between the parties hereto other than those contained in this Sublease and all reliance with respect to any representations is solely upon such representations as may be included in this Sublease. This Sublease contains the entire agreement between the parties, and any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of it in whole or in part unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.
SECTION 24.    Counterparts; Fax or Pdf Signature.    This Sublease may be executed in counterparts, each of which so executed shall be deemed an original, but all of which, taken together, shall constitute one and the same agreement, binding upon the parties hereto, their

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heirs, executors, administrators, successors and permitted assigns. Execution of this Sublease by fax or email “pdf” signature and transmission shall be deemed the same as an original signature.
SECTION 25.    Jurisdiction.    Both parties agree that any dispute arising out of this Sublease shall be subject to the jurisdiction of both the State and Federal Courts in the State of New York. For this purpose, both parties hereby submits to the jurisdiction and venue of the State and Federal Courts of the State of New York.
SECTION 26.    Limitation of Liability.    (a)    The members, managers, directors, officers and principals, agents and consultants, whether direct or indirect, of Sublandlord (collectively, the “Sublandlord Officers”) shall not be liable for the performance of Sublandlord’s obligations under this Sublease. Subtenant shall look solely to Sublandlord to enforce Sublandlord’s obligations hereunder and shall not seek any damages against any of the Sublandlord Officers. Subtenant shall not look to any property or assets of any of the Sublandlord Officers in seeking either to enforce Sublandlord’s obligations under this Sublease or to satisfy a judgment for Sublandlord’s failure to perform such obligations.
(b)    The members, managers, directors, officers and principals, agents and consultants, whether direct or indirect, of Subtenant (collectively, the “Subtenant Officers”) shall not be liable for the performance of Subtenant’s obligations under this Sublease. Sublandlord shall look solely to Subtenant to enforce Subtenant’s obligations hereunder and shall not seek any damages against any of the Subtenant Officers. Sublandlord shall not look to any property or assets of any of the Subtenant Officers in seeking either to enforce Subtenant’s obligations under this Sublease or to satisfy a judgment for Subtenant’s failure to perform such obligations.
SECTION 27.    Security Deposit.        (a)    Subtenant shall deposit a security deposit (the “Security Deposit”) in the sum of $300,000.00 with Sublandlord upon the Commencement Date, in cash as security for the faithful performance and observance by Subtenant of the terms, covenants and conditions of this Sublease, including the surrender of possession of the Premises to Sublandlord as herein provided.
(b)    Notwithstanding anything contained in Section , in lieu of a cash deposit, from and after the Commencement Date, Subtenant may deliver the Security Deposit to Sublandlord in the form of an unconditional and irrevocable letter of credit (“Letter of Credit”) in an amount equal to $300,000.00. The Letter of Credit shall (i) be in form and substance reasonably satisfactory to Sublandlord, (ii) name Sublandlord as beneficiary, (iii) expressly allow Sublandlord to draw upon it at any time from time to time after the expiration of any applicable notice or cure period being provided to Subtenant hereunder after a Subtenant Default under this Sublease by delivering to the issuer notice that Sublandlord is entitled to draw thereunder, (iv) be issued by a financial institution insured by the Federal Deposit Insurance Corporation and reasonably acceptable to Sublandlord, and (v) redeemable by presentation of a sight draft as provided expressly in the Letter of Credit only. Unless the Letter of Credit is an “evergreen” Letter of Credit complying with the foregoing, if Subtenant does not provide Sublandlord with a substitute Letter of Credit complying with all of the requirements hereof at least ten (10) days before the stated expiration date of any then current Letter of Credit, Sublandlord shall have the right to draw the full amount of the current Letter of Credit and hold the funds drawn in cash without obligation for interest thereon as the Security

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Deposit. If Subtenant has previously provided a cash Security Deposit and replaces the same with a Letter of Credit satisfying the terms hereof, Sublandlord agrees to return the cash Security Deposit (or so much thereof as has not been properly applied in accordance with the terms of this Sublease) to Subtenant within fifteen (15) business days following Sublandlord’s receipt of the Letter of Credit. Should Subtenant comply with all of the terms, covenants and conditions of this Sublease and promptly pay all of the Base Rent and additional rent herein provided for when due, and all other sums payable by Subtenant to Sublandlord hereunder, the Letter of Credit (if one has been provided by Subtenant during the Sublease) shall be returned in full to Subtenant within fifteen (15) business days following the termination or expiration of this Sublease.

(c)    Notwithstanding anything to the contrary contained in this Sublease, subject to the terms of this Section 27, and provided that this Sublease is in full force and effect and a Subtenant Default has not occurred and is not continuing on the Reduction Date (as hereinafter defined), and provided Sublandlord has not previously drawn on any portion of the Security Deposit hereunder by reason of any Subtenant Default under this Sublease, then Subtenant shall have the right to reduce the amount of the Letter of Credit to a sum equal to $200,000.00 (the “Reduction Amount”) on the date on which the one (1) year anniversary of the Commencement Date shall occur (the "Reduction Date"), and for the balance of the Sublease Term, the Letter of Credit shall at all times remain in the Reduction Amount.

(d)    Subtenant shall cooperate, at Subtenant's expense, with Sublandlord to promptly execute and deliver to Sublandlord any and all modifications, amendments and replacements of the Letter of Credit, as Sublandlord may reasonably request to carry out the intent, terms and conditions of this Section 27.

[Signature page follows]

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IN WITNESS WHEREOF, Sublandlord and Subtenant have executed this Sublease as of the day and year first above written.

SUBLANDLORD: ALOT, INC. a Delaware corporation By:_/s/ John Pisaris___________________ John Pisaris, Secretary	SUBTENANT: SHOPKEEP.COM, INC. a Delaware corporation By:_/s/ David Olk___________________ Name: David Olk Title: Chief Operating Officer

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